Exhibit 10.34

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION

Commission Plan

Commercial Products Group
Bruce Gray
April 2005-April 2006

The following Commission Plan will be based on all invoiced net sales generated by the Commercial Products Group within the designated quarters over the 12 month period beginning April 1, 2005.

Revenue Plan	[***]

Target Commission	- $100,000

	Revenue	Commission Rate	Commission @ Plan

Quarter 1	[***]	[***]	$25,000

Quarter 2	[***]	[***]	$25,000

Quarter 3	[***]	[***]	$25,000

Quarter 4	[***]	[***]	$25,000

Total	[***]		$100,000

There is no revenue contribution from any source other than that generated by the Commercial Products Group.

All quarterly revenue targets are based on invoiced sales, net of returns and accounting adjustments.

Commissions will be paid on the second pay period of the month following the end of the commission quarter.

Commission is based on a linear percentage, with no minimum, and no accelerator.

With the exception of Quarter 1, beginning 4/1/05, all quarterly revenue targets are irrespective of Engineering schedule slippage, or Manufacturing constraints. Quarter 1 "revenue" will be a based on all invoiced net sales plus GAP acceptable bookings which were released but left unshipped at the end of the Quarter.

Quarter 1 shall have a maximum commission cap of $25,000. Following Quarters will have no cap.

Approved By:

/s/ Kalani Jones	5/5/05
Kalani Jones - President/COO	Date

/s/ Mike Russell	10/14/05
Mike Russell - CFO	Date

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